EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of the Goldman Sachs Asia Equity Fund, the Goldman Sachs Emerging Markets Equity Fund, the Goldman Sachs N-11 Equity Fund, the Goldman Sachs Focused International Equity Fund, the Goldman Sachs Emerging Markets Equity Insights Fund, the Goldman Sachs Strategic International Equity Fund, the Goldman Sachs International Equity Insights Fund, the Goldman Sachs International Small Cap Insights Fund, the Goldman Sachs Income Builder Fund, the Goldman Sachs Rising Dividend Growth Fund, the Goldman Sachs Large Cap Growth Insights Fund, the Goldman Sachs Large Cap Value Insights Fund, the Goldman Sachs Small Cap Equity Insights Fund, the Goldman Sachs Small Cap Growth Insights Fund, the Goldman Sachs Small Cap Value Insights Fund, the Goldman Sachs U.S. Equity Insights Fund, the Goldman Sachs Tactical Tilt Overlay Fund, the Goldman Sachs Absolute Return Multi-Asset Fund, and the Goldman Sachs Global Managed Beta Fund. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2017